UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 20, 2004

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2004, we terminated all commitments under our $300 million five-year revolving credit facility scheduled to expire on October 23, 2004 (the “old Facility”) and replaced the old Facility with a new $200 million, 364-day unsecured revolving credit facility (the “new Facility”). The new Facility was entered into among the Company, the Lenders named therein, Citigroup Global Markets Inc. (“CGMI”) as Advisor, CGMI and J.P. Morgan Securities Inc. each as a Co-Arranger and Co-Book Manager, JPMorgan Chase Bank as Syndication Agent, and Citicorp USA, Inc. as administrative agent for the Lenders (in such capacity, the “Agent”).

The old Facility was entered into among the Company, Janus Capital Corporation, the Lenders named therein, Citibank, N.A., as Administrative Agent for the Lenders and as Swingline Lender, Wells Fargo Bank West, N.A., as Documentation Agent for the Lenders, and The Chase Manhattan Bank as Syndication Agent.

The new Facility is available for working capital and general corporate purposes as set forth therein. The drawn costs related to the new Facility are based on the LIBO rate, and such costs and the fees related to the new Facility fluctuate based on our long-term senior unsecured non-credit-enhanced debt ratings. Our obligations under the new Facility are guaranteed by our subsidiary, Janus Capital Management LLC.

The new Facility contains financial and other covenants, including, but not limited to, limitations on the ability of the Company and its subsidiaries to incur debt or liens, covenants regarding the maintenance of a leverage ratio and a fixed charge ratio, and covenants regarding consolidated net loss and consolidated adjusted net worth. A violation of these covenants could result in a default under the new Facility which would permit the participating banks to restrict our ability to access the new Facility and require the immediate repayment of any outstanding advances under the new Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth in response to Item 1.01 above.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.
Date: October 22, 2004	By:	/s/ Loren M. Starr
Loren M. Starr
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Document
10.1	$200 million 364-day Unsecured Revolving Credit Facility, dated October 20, 2004 among Janus Capital Group Inc., the Lenders named therein, Citigroup Global Markets Inc. (“CGMI”) as Advisor, CGMI and J.P. Morgan Securities Inc. each as a Co-Arranger and Co-Book Manager, JPMorgan Chase Bank as Syndication Agent, and Citicorp USA, Inc. as administrative agent for the Lenders.

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